DATA MANAGEMENT
(A Business Unit of Integrated Mass Storage Systems, Inc.)

FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2005

DATA MANAGEMENT
(A Business Unit of Integrated Mass Storage Systems, Inc.)

FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2005

INDEX TO FINANCIAL STATEMENTS

DAVID B. LANTER, CPA, P.A.
130 SW 91ST AVENUE
SUITE 304
PLANTATION, FL 33324
(954) 557-0534

AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS
DATA MANAGEMENT (A Business Unit of Integrated Mass Storage Systems, Inc.)

We have audited the accompanying balance sheet of DATA MANAGEMENT (A Business Unit of Integrated Mass Storage Systems, Inc.) as of December 31, 2004 and 2005, and the related statements of revenues and expenses, changes in retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

This audit is a special procedures audit limited in scope to Data Management which is a business unit of Integrated Mass Storage Systems, Inc. The results contained herein can only be relied on for this business unit and not the entire company Integrated Mass Storage Systems, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DATA MANAGEMENT(A Business Unit of Integrated Mass Storage Systems, Inc.) as of December 31, 2004 and 2005 and the results of its operation and its cash flow for the period then ended in conformity with generally accepted accounting principles.

Respectfully submitted,

DAVID B. LANTER, CPA

October 31, 2006

DATA MANAGEMENT

(A Business Unit of Integrated Mass Storage Systems, Inc.)

BALANCE SHEET

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS		
Cash	$1,600	$59,987
Accounts Receivable	911,749	453,304
Employee Loans	-	285
Inventory	322,689	10,263
TOTAL CURRENT ASSETS	$1,236,038	$523,839
Property & Equipment, net	16,425	10,730
TOTAL ASSETS	$ 1,252,463	$ 534,569
LIABILITIES AND OWNER'S EQUITY		
CURRENT LIABILITIES:		
Note Payable	$147,887	$ -
Accounts Payable	824,768	348,801
Accrued Expenses	21,133	12,859
Pension Payable	7,038	18,838
TOTAL CURRENT LIABILITIES	1,000,826	380,498
LONG-TERM LIABILITIES:		
Loan Payable Shareholder	26,700	15,070
TOTAL LONG-TERM LIABILITIES	26,700	15,070
TOTAL LIABILITIES	1,027,526	395,568
OWNER'S EQUITY:		
Common Stock	6,675	3,768
Retained Earnings	218,262	135,233
TOTAL STOCKHOLDER'S EQUITY	224,937	139,001
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$1,252,463	$534,569

See accompanying auditor's report and notes to financial statements.

DATA MANAGEMENT

(A Business Unit of Integrated Mass Storage Systems, Inc.)

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

DECEMBER 31, 2005 AND 2004

	2005	2004
SALES	$5,180,907	$2,919,122
DIRECT EXPENSES:		
COST OF GOODS SOLD	4,614,775	2,504,527
TOTAL DIRECT EXPENSES	4,614,775	2,504,527
GROSS PROFIT	566,132	414,595
OPERATING EXPENSES:		
Bank Charges	623	678
Insurance	5,884	5,162
Pension Expense	357	426
Rent	14,400	14,400
Payroll Expense	149,250	100,074
Travel	13,333	-
TOTAL OPERATING EXPENSES	183,847	120,740
PROFIT (LOSS) FROM OPERATIONS	$382,285	$293,855
OTHER INCOME (EXPENSE)	$0	$0
NET INCOME	$382,285	$293,855
SHAREHOLDER'S EQUITY - BEG.	$139,001	$ (154,854)
DISTRIBUTIONS	(296,349)	-
SHAREHOLDER'S EQUITY-ENDING	$224,937	$139,001

See accompanying auditor's report and notes to financial statements.

DATA MANAGEMENT

(A Business Unit of Integrated Mass Storage Systems, Inc.)

STATEMENT OF OPERATIONS AND CASH FLOWS

DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Profit	$382,285	$293,855
Adjustments to reconcile net profit To net cash used by operating activities:		
Decrease in Employee Loans	285	-
Increase in Accounts Payable	475,967	10,003
Increase in Accrued Expenses	8,274	-
Increase in Accounts Receivable	(458,445)	(15,125)
Increase in Inventory	(312,426)	(750)
Decrease In Pension Payable	(11,800)	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	84,140	287,983
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchase of Property & Equipment	(5,695)	-
NET CASH USED BY INVESTING ACTIVITIES	(5,695)	-

See accompanying auditor's report and notes to financial statements.

DATA MANAGEMENT

(A Business Unit of Integrated Mass Storage Systems, Inc.)

STATEMENT OF OPERATIONS AND CASH FLOWS (Cont.)

DECEMBER 31, 2005 AND 2004

CASH FLOWS FROM FINANCING ACTIVITIES:	2005	2004
Borrowings on Notes Payable	147,887	-
Borrowings on Loan from Shareholder	11,630	-
Distributions	(296,349)	(276,446)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(136,832)	(276,446)
NET INCREASE (DECREASE) IN CASH	$ (58,387)	$ 11,537
CASH - BEGINNING OF YEAR	59,987	48,450
CASH - END OF YEAR	$1,600	$59,987

See accompanying auditor's report and notes to financial statements.

DATA MANAGEMENT

(A Business Unit of Integrated Mass Storage Systems, Inc.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Business: Integrated Mass Storage Systems, Inc. (the Company) was incorporated on July 1, 1989, pursuant to the laws of Maryland. The company sells data storage and computer equipment and through its Data Management unit and mass storage systems to customers primarily in the Washington, D.C. suburban area. This Special Procedures Audit is limited to the results of operations for Data Management and is limited in scope in this regard. The results presented herein cannot be inferred to present audited financial statements of the entire company's operations.

Property and Equipment: Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to operations.

Revenue Recognition: The business recognizes product revenue at the time of it is earned.

Income Taxes: The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income tax for their proportionate share of shareholder's taxable income. Therefore, no liability or provision for federal income taxes has been made.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses. The estimates used are primarily the useful life of assets and allowance for doubtful accounts. All of management's estimates have been reviewed for reasonableness.

NOTE B - ACCOUNTS RECEIVABLE

The receivables are from customers located primarily in the Washington, D.C. area. Accounts are charged to bad debt expense when they become uncollectible based upon a periodic review of the accounts. As of December 31, 005 and 2004, no allowance for uncollectible accounts was considered necessary. During the years ended December 31, 2005 and 2004, the Company did not incur any bad debt expense.

NOTE C - INVENTORY

Inventory consists of items available for retail sale and is valued at the lower of average cost or market based on a year-end physical count.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 is summarized as follows:

Furniture & Equipment	$ 36,708
Leasehold Improvements	19,671
Less: accumulated depreciation	(39,955)
Total Property and Equipment, net of depreciation	$ 16,425

NOTE D - LINE OF CREDIT ARRANGEMENT

At December 31, 2005, the Company had a $500,000 line of credit arrangement with Suntrust Bank, collateralized by corporate assets, which expired on March 2006. Borrowings under the line of credit are subject to certain limitations based on the amount of the Company's receivables and inventory. The outstanding balance as of December 31, 2005 was $221,553 and there were no outstanding borrowings as of December 31, 2004. Of this amount, $147,887 was attributable to Data Management. This line of credit was paid off in March of 2006.

NOTE E - NOTE PAYABLE SHAREHOLDER

Notes Payable to Shareholders total $26,700 and $15,070 for Data Management as of December 31, 2005 and 2004, respectively. This note is unsecured and has no repayment terms.

NOTE F - PENSION PLAN

The Company maintains a defined contribution 401 (k) profit sharing plan and money purchase plan that covers all employees with one year of service and who had attained the age of twenty-one. The Company contributed $10,544 and $50,000 to the plans for the years ended December 31, 2005 and 2004, respectively. The Pension Payable associated with Data Management was $7,038 and $18,838 for the aforementioned years.

NOTE G - COMMITMENTS

The Company leases office space from a former stockholder of the Company under an agreement that expires December 31, 2006. The agreement requires monthly payments of $4,000. Rent expense was $48,000 and $48,000, respectively for the years ended December 31, 2205 and 2004. The Rent Expense associated to the maintenance unit was $14,400 for each year. In January 2006, it is planned that the operation will move to new offices, but no such place has been identified.

NOTE H - MAJOR CUSTOMERS/VENDORS

During 2005, the Company purchased approximately 95% of its software and hardware from five suppliers. The Company sold approximately 32% of its software and hardware to five customers. During the year-ended December 31, 2005, sales to these customers totaled approximately $2.45 million and amounts due from these customers included in trade accounts receivable were $295,174.

NOTE I - CONCENTRATIONS OF RISK

Integrated Mass Storage Systems, Inc. maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Business has not experienced any losses in such accounts. Management believes the Business is not exposed to any significant credit risk related to cash.

NOTE J - SUBSEQUENT EVENTS

On March 30, 2006, and subsequent to the date of these financial statements, Integrated Mass Storage Systems, Inc. was acquired by Summit7 Investments, a California Corporation. Data Management's assets were subsequently sold to a new corporation, Data Management, Inc.